UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

21ST CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2014, 21st Century Oncology Holdings, Inc. (the “Company”) terminated its financial advisory and consulting agreement with FTI Consulting, Inc.  Accordingly, pursuant to the terms of the agreement, effective as of December 26, 2014, David Beckman will no longer serve as the Company’s Interim Chief Financial Officer.  Joseph Biscardi, the Company’s Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer, will continue to serve as the Company’s principal financial officer.  The functions of Chief Financial Officer will be filled by individuals with significant tenure at the Company, including Richard Lewis, Chief Financial Officer-US Operations (9 years), Mr. Biscardi (17 years) and Frank G. English IV, Vice President-International Finance and Treasurer (3 years), until such time as a new Chief Financial Officer is appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Date: December 2, 2014	By:	/s/ Joseph Biscardi
		Name:	Joseph Biscardi
		Title:	Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer